Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Computer Associates International, Inc., a Delaware corporation (the "Company"), on Form 10-K for the fiscal year ending March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Sanjay Kumar, Chief Executive Officer of the Company, certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1)  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Computer Associates International, Inc. and will be retained by Computer Associates International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Sanjay Kumar
Sanjay Kumar
Chairman and Chief Executive Officer
May 14, 2003